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                                                                     EXHIBIT 5.1

               [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE LLP]

December 11, 2001



Exelixis, Inc.
170 Harbor Way
P.O. Box 511
South San Francisco, CA  94083

RE:     REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

        We have acted as counsel to Exelixis, Inc., a Delaware corporation (the "COMPANY"), in connection with the Registration Statement on Form S-4, as amended (as it may be further amended or supplemented, the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission on November 29, 2001 for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 24,475,490 shares of its Common Stock, $0.001 par value (the "SHARES"). The Shares will be issued pursuant to the Agreement and Plan of Merger and Reorganization dated November 19, 2001, by and among the Company, Bluegreen Acquisition Sub, Inc. and Genomica Corporation (the "AGREEMENT").

                                       I.

       In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments, and certificates:

       (a) The Restated Certificate of Incorporation of the Company certified by the Delaware Secretary of State as of November 26, 2001 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

       (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

       (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceeding and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares and the Registration Statement and (ii) certifying as to certain factual matters;

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                                                                  Exelixis, Inc.
                                                               December 11, 2001




       (d) A Certificate of Status - Foreign Corporation relating to the Company issued by the Secretary of State of the State of California dated November 21, 2001, with a bring-down certificate from RMB Enterprises dated December 10, 2001;

       (e) A letter from the Franchise Tax Board of the State of California dated November 26, 2001 stating that the Company is in good standing with that agency, with a bring-down certificate from RMB Enterprises dated December 10, 2001;

       (f) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware dated November 21, 2001, with a bring-down certificate from RMB Enterprises dated December 10, 2001;

       (g) A letter from Mellon Investor Services LLC, the Company's transfer agent, dated December 11, 2001, as to the number of shares of the Company's Common Stock that were outstanding on December 10, 2001;

       (h)     The Agreement; and

       (i)     The Registration Statement.

       This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

       Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the Shares are issued in accordance with the Agreement, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that when issued by the Company, in the manner provided in the Agreement and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

       This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

       We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Heller Ehrman White & McAuliffe LLP




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